UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010 (March 29, 2010)

 BTHC X, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52237	20-5456047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Argyrokastrou Street, Voula, Athens, Greece	16673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +30 210 899 2896

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, on March 29, 2010, the Board of Directors of the Company was notified by its registered independent certified public accounting firm, S. W.  Hatfield, CPA (“SWHCPA”) of Dallas, Texas that, due to the partner rotation rules and regulations of the U. S. Securities and Exchange Commission and Sarbanes-Oxley Act of 2002, SWHCPA is unable to continue as the Company’s auditor and has resigned, effective immediately.

The Company’s Board of Directors has accepted the resignation of SWHCPA.

 No accountant's report on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going  concern.

 During the Company's two most recent fiscal years (ended December 31, 2009 and 2008) and from January 1, 2010 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.  For the years ended December 31, 2009 and 2008, and from January 1, 2010 through the date of this report, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company is in the process of securing a qualified replacement for SWHCPA.

The Company provided SWHCPA with a copy of the foregoing disclosure and requested SWHCPA to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein.  A copy of SWHCPA’s letter dated April 7, 2010 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

16.1.           Letter from S. W.  Hatfield, CPA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC X. INC.

Dated: April 9, 2010	By:	/s/ George Syllantavos
Name: George Syllantavos
Title: President, Chief Executive Officer,
Chief Financial Officer and Director